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                                                                    Exhibit 4.12

                       THIRD AMENDMENT TO CREDIT AGREEMENT


                  THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of April 23, 1999, among TRANSDIGM HOLDING COMPANY, a Delaware corporation ("Holdings"), TRANSDIGM INC., a Delaware corporation (the "Borrower"), the various lending institutions party to the Credit Agreement referred to below (each, a "Lender" and, collectively, the "Lenders"), and BANKERS TRUST COMPANY, as Administrative Agent for the Lenders (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined herein shall have the meanings provided such terms in the Credit Agreement.

                              W I T N E S S E T H :


                  WHEREAS, Holdings, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of December 3, 1998 (as amended through, but not including, the date hereof, the "Credit Agreement"); and

                  WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

                  NOW, THEREFORE, it is agreed:

I.       AMENDMENT TO CREDIT AGREEMENT.

                  1. Section 11 of the Credit Agreement is hereby amended by deleting the definitions of "Applicable Base Rate Margin" and "Applicable Eurodollar Rate Margin" appearing therein and inserting the following new definitions of "Applicable Base Rate Margin" and "Applicable Eurodollar Rate Margin" in lieu thereof:

                  "Applicable Base Rate Margin" shall mean:

                  (a) in the case of A Term Loans, Revolving Loans and Swingline Loans maintained as Base Rate Loans, (i) for the period from the Initial Borrowing Date through but not including February 16, 1999, 2.50%, (ii) for the period from February 16, 1999 through but including the first Start Date after the Initial Borrowing Date, 2.25% and (iii) from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth in clause (A), (B),
         (C) or (D) below if, but only if, as of the Test Date for such Start Date the applicable condition set forth in clause (A), (B), (C), or (D) below, as the case may be, is met:

                           (A) 2.25% if, but only if, as of the Test Date for
                  such Start Date the Total Leverage Ratio for the Test Period ended on such Test Date shall be greater than or equal to 4.00:1.00;


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                           (B) 2.00% if, but only if, as of the Test Date for
                  such Start Date the Total Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.00:1.00 and greater than or equal to 3.00:1.00;

                           (C) 1.75% if, but only if, as of the Test Date for
                  such Start Date the Total Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.00:1.00 but greater than or equal to 2.50:1.00; or

                           (D) 1.50% if, but only if, as of the Test Date for
                  such Start Date the Total Leverage Ratio for the Test Period ended on such Test Date shall be less than 2.50:1.00

         Notwithstanding anything to the contrary contained above in this clause
         (a), (x) each of the percentages set forth above in this definition which would otherwise be in effect for any Applicable Margin Period shall be reduced by .25% from and after the respective Start Date to and including the corresponding End Date for such Applicable Margin Period if, but only if, as of the Test Date for such Start Date both the Senior Leverage Ratio for the Test Period ended on such Test Date shall be less than 2.75:1.00 and the Consolidated Interest Coverage Ratio for such Test Period shall be greater than 1.80:1.00 and (y) the Applicable Base Rate Margin for A Term Loans, Revolving Loans and Swingline Loans shall be 2.25% at all times when a Default or an Event of Default shall exist; and

                  (b) in the case of B Term Loans maintained as Base Rate Loans, 2.50%.

                  "Applicable Eurodollar Rate Margin" shall mean:

                  (a) in the case of A Term Loans and Revolving Loans maintained as Eurodollar Loans, (i) for the period from the Initial Borrowing Date through but not including February 16, 1999, 3.50%, (ii) for the period from February 16, 1999 through but including the first Start Date after the Initial Borrowing Date, 3.25% and (iii) from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth in clause (A), (B), (C) or (D) below if, but only if, as of the Test Date for such Start Date the applicable condition set forth in clause (A), (B), (C) or (D) below, as the case may be, is met:

                           (A) 3.25% if, but only if, as of the Test Date for
                  such Start Date the Total Leverage Ratio for the Test Period ended on such Test Date shall be greater than or equal to 4.00:1.00;

                           (B) 3.00% if, but only if, as of the Test Date for
                  such Start Date the Total Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.00:1.00 and greater than or equal to 3.00:1.00;



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                           (C) 2.75% if, but only if, as of the Test Date for
                  such Start Date the Total Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.00:1.00 and greater than or equal to 2.50:1.00; or

                           (D) 2.50% if, but only if, as of the Test Date for
                  such Start Date the Total Leverage Ratio for the Test Period ended on such Test Date shall be less than 2.50:1.00.

         Notwithstanding anything to the contrary contained above in this clause
         (a), (x) each of the percentages set forth above in this definition which would otherwise be in effect for any Applicable Margin Period shall be reduced by .25% from and after the respective Start Date to and including the corresponding End Date for such Applicable Margin Period if, but only if, as of the Test Date for such Start Date both the Senior Leverage Ratio for the Test Period ended on such Test Date shall be less than 2.75:1.00 and the Consolidated Interest Coverage Ratio for such Test Period shall be greater than 1.80:1.00 and (y) the Applicable Eurodollar Rate Margin for A Term Loans and Revolving Loans maintained as Eurodollar Loans shall be 3.25% at all times when a Default or an Event of Default shall exist; and

                  (b) in the case of B Term Loans maintained as Eurodollar Loans, 3.50%.

II.      MISCELLANEOUS PROVISIONS.

                  1. In order to induce the Lenders to enter into this Amendment, each of Holdings and the Borrower hereby represents and warrants that:

                  (a) no Default or Event of Default exists as of the Third Amendment Effective Date (as defined below), both before and after giving effect to this Amendment; and

                  (b) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Third Amendment Effective Date, both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Third Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

                  2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                  3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.



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                  4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE
PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  5. This Amendment shall become effective on the date (the "Third Amendment Effective Date") when each of Holdings, the Borrower and each Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office.

                  6. From and after the Third Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

                                      * * *



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                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.


                                  TRANSDIGM HOLDING COMPANY

                                  By /s/ Peter B. Radekevich
                                    --------------------------------------------
                                    Title: Chief Financial Officer

                                  TRANSDIGM INC.

                                  By /s/ Peter B. Radekevich
                                    --------------------------------------------
                                    Title: Chief Financial Officer

                                  BANKERS TRUST COMPANY, Individually and
                                  as Administrative Agent

                                  By /s/ Gregory Shefrin
                                    --------------------------------------------
                                    Title: Principal

                                  CREDIT SUISSE FIRST BOSTON,
                                  Individually and as Syndication Agent

                                  By /s/ Bill O'Daly
                                    --------------------------------------------
                                    Title: Vice President

                                  By /s/ Robert Hetu
                                    --------------------------------------------
                                    Title: Vice President

                                  BANK OF NOVA SCOTIA

                                  By /s/ Robert Gaviglio
                                    --------------------------------------------
                                    Title: Senior Relationship Manager

                                  FLEET NATIONAL BANK,
                                  Individually and as Documentation Agent

                                  By /s/ James C. Silva
                                    --------------------------------------------
                                    Title: Vice President


                                  NBD BANK

                                  By /s/ Gary C. Wilson
                                    ------------------------------------------
                                    Title: First Vice President


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                                    GENERAL ELECTRIC CAPITAL CORPORATION

                                    By
                                      ------------------------------------------
                                      Title:

                                    HELLER FINANCIAL, INC.

                                    By /s/ Scott Ziemke
                                      ------------------------------------------
                                      Title: Assistant Vice President

                                    NATIONAL CITY BANK

                                    By /s/ Joseph D. Robison
                                      ------------------------------------------
                                      Title: Vice President

                                    INDOSUEZ CAPITAL FUNDING II A, LIMITED
                                    By Indosuez Capital Luxembourg,
                                          as Collateral Agent

                                    By /s/ Melissa Marano
                                      ------------------------------------------
                                      Title: Vice President

                                    INDOSUEZ CAPITAL FUNDING IV, L.P.
                                    By Indosuez Capital Luxembourg,
                                          as Collateral Agent

                                    By /s/ Melissa Marano
                                      ------------------------------------------
                                      Title: Vice President

                                    PARIBAS CAPITAL FUNDING LLC

                                    By /s/ Jeffrey J. Youle
                                      ------------------------------------------
                                      Title:

                                    SANKATY HIGH YIELD ASSET PARTNERS, L.P.

                                    By /s/ Diane Exter
                                      ------------------------------------------
                                      Title: Portfolio Manager

                                    TORONTO DOMINION (NEW YORK), INC.

                                    By
                                      ------------------------------------------
                                      Title: